Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Seligman High Income Fund Series (comprised of Seligman U.S. Government Securities Fund and Seligman High-Yield Fund):

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 2-93076 on Form N-1A of our reports dated February 22, 2006 and February 24, 2006, respectively, relating to the financial statements and financial highlights of Seligman High Income Fund Series, including Seligman U.S. Government Securities Fund and Seligman High-Yield Fund, appearing in the Annual Reports on Form N-CSR of Seligman High Income Fund Series for the year ended December 31, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "General Information
- Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
April 25, 2006